SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant       [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                            INTEGRA BANK CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            __________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            __________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            __________________________________________________________________

      5)    Total fee paid:
            __________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            __________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:
            __________________________________________________________________

      3)    Filing Party:
            __________________________________________________________________

      4)    Date Filed:
            __________________________________________________________________

[INTEGRA BANK CORPORATION]

21 S. E. THIRD STREET
EVANSVILLE, INDIANA 47708
812-464-9677

March 24, 2005

Dear Fellow Shareholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Integra Bank Corporation. We will hold the meeting on Wednesday, April 20, 2005 in Ballroom B, C, D of the Evansville Auditorium and Convention Centre, "The Centre". Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares as soon as possible to ensure they are represented at the meeting. Please complete, sign, date and return the enclosed proxy card. If you hold shares of Integra Bank Corporation Common Stock directly in your name, you may also vote by telephone or through the Internet by following the instructions described on your proxy card.

I encourage you to receive future Integra Bank Corporation proxy statements, annual reports and related materials electronically and help us save costs in producing and distributing these materials. If you wish to receive future shareholder materials electronically, please refer to the section entitled "Can I receive future Proxy Statements and Annual Reports electronically?" on page 2 of the Proxy Statement for instructions.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write to us directly.

Thank you for your continued interest and support of Integra Bank Corporation.

Sincerely,

/s/ Michael T. Vea
-------------------
Michael T. Vea
Chairman, President and Chief Executive Officer

                            INTEGRA BANK CORPORATION
                              21 S. E. THIRD STREET
                            EVANSVILLE, INDIANA 47708

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

             DATE: Wednesday, April 20, 2005

             TIME: 9:30 a.m. CDT

            PLACE: Evansville Auditorium and Convention Centre ("The Centre")
                   Ballroom B, C, D
                   715 Locust Street
                   Evansville, Indiana 47708

ITEMS OF BUSINESS: 1. To elect three directors, each to serve a term expiring at the 2008 Annual Meeting of Shareholders.

                   2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2005.

                   3. To transact such other business that may properly be
                      brought before the meeting.

      RECORD DATE: You may vote at the meeting if you were a shareholder of record at the close of business on February 22, 2005.

  VOTING BY PROXY: If you cannot attend the annual meeting in person, you may vote your shares by telephone or over the Internet no later than 11:59 p.m. EDT on April 19, 2005 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or Internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope, for which no postage is required if mailed in the United States.

                                         By Order of the Board of Directors,

                                         /s/ Martin M. Zorn
                                         ---------------------------
                                         Martin M. Zorn
                                         Secretary

MARCH 24, 2005

PROXY STATEMENT
TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
GENERAL INFORMATION............................................................................           1
   Questions and Answers About The Annual Meeting and Voting...................................           1
   Security Ownership of Management and Principal Owners.......................................           3
   Section 16(a) Beneficial Ownership Reporting Compliance.....................................           4
   Incorporation By Reference..................................................................           4
   Other Matters...............................................................................           4
BOARD OF DIRECTORS.............................................................................           5
   General.....................................................................................           5
   Corporate Governance Developments...........................................................           5
   Committees..................................................................................           6
   Nominees and Continuing Directors...........................................................           8
   Director Compensation.......................................................................           9
COMPENSATION OF EXECUTIVE OFFICERS.............................................................          10
   Summary Compensation Table..................................................................          10
   2004 Stock Option Grants....................................................................          11
   2004 Stock Option Exercises and Year-End Values.............................................          12
   Long-Term Incentive Plan Benefits...........................................................          12
   Equity Compensation Plan Information........................................................          13
   Employment Agreements.......................................................................          13
   Other Compensation Plans....................................................................          14
   Report of the Compensation Committee on Executive Compensation..............................          15
AUDIT-RELATED MATTERS..........................................................................          17
   Report of the Audit Committee...............................................................          17
   Principal Accounting Firm Fees..............................................................          19
   Pre-Approval Policies and Procedures........................................................          19
COMPARATIVE STOCK PERFORMANCE..................................................................          20
TRANSACTIONS WITH MANAGEMENT...................................................................          21
PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING................................................          21
   Proposal 1:  Election of Three Directors....................................................          21
   Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm...          21
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING..................................................          21

                            INTEGRA BANK CORPORATION
                               EVANSVILLE, INDIANA

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Integra Bank Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 2005 in accordance with the foregoing notice. This Proxy Statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 24, 2005.

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

Only shareholders of record at the close of business on February 22, 2005 will be eligible to vote at the Annual Meeting or any adjournment thereof.

As of February 22, 2005, the Company had 17,384,599 shares of common stock outstanding. On all matters including the election of directors, each shareholder will have one vote for each share held.

WHAT ARE MY VOTING RIGHTS?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 17,384,599 votes are entitled to be cast at the meeting. There is no cumulative voting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In accordance with our bylaws, a quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by proxy.

WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS OR FOR A PROPOSAL TO BE APPROVED?

Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. The ratification of the appointment of the independent registered public accounting firm requires that the number of votes cast in favor of the proposal be greater than the number opposing it.

HOW ARE VOTES COUNTED?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of
Directors: "FOR" the three nominees for terms ending in 2008 and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters scheduled to be considered at the meeting because none of those matters require the affirmative vote of a specified number of shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board of Directors recommends a vote:

-     "FOR" each of the nominees of the Board;

- "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted:

-     "FOR" the election of the three nominees of the Board; and

- "FOR" the ratification of the appointment of the independent registered public accounting firm.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy or by voting in person at the meeting.

HOW ARE VOTING RESULTS RELEASED?

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005.

WHO PAYS FOR THE COST OF PROXY PREPARATION AND SOLICITATION?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. All costs associated with the solicitation will be borne by the Company. Employees of the Company or its subsidiaries, without additional compensation, may solicit proxies, either personally, by letter or by telephone.

CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY?

Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports and other shareholder communications by marking the "Electronic Access" box on your proxy card or by contacting our Transfer Agent, Integra Bank Wealth Management Division, by calling (812) 464-9668 or toll-free at (877) 642-9664 or by writing: Integra Bank N.A., Wealth Management Division, 21 S. E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868. If your shares are held in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 1, 2005, the number of shares of common stock of the Company beneficially owned by the directors and nominees, the Named Executive Officers listed in "Compensation of Executive Officers", and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of the outstanding common stock of the Company.

                                       AMOUNT AND NATURE OF
                                           COMMON STOCK
      NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
---------------------------------    -----------------------    ----------------
Sandra Clark Berry                         528,607   (2)              3.0%
Archie M. Brown                             63,546   (3)              *
Charles A. Caswell (4)                      18,895   (4)              *
H. Ray Hoops                                 6,119   (5)              *
George D. Martin                           156,970   (6)              *
Thomas W. Miller                           114,147                    *
Ronald G. Reherman                          13,839   (7)              *
Richard M. Stivers                           7,430   (8)              *
Sheila A. Stoke                              1,834   (9)              *
Robert W. Swan                               4,882  (10)              *
Robert D. Vance                            771,931  (11)              4.4%
Michael T. Vea                             250,050  (12)              1.4%
William E. Vieth                            56,846  (13)              *
Daniel T. Wolfe                             48,041                    *
Martin M. Zorn                              49,749  (14)              *
All directors and executive              2,092,886  (15)             11.8%
  officers as a group (15 persons)

* Represents less than one percent of the shares of Common Stock outstanding as of February 1, 2005.

(1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) Includes 66,423 shares with sole voting and investment power; and 462,184 shares with shared voting and investment power as attorney-in-fact for mother.

(3) Includes 6,294 shares with sole voting and investment power; 8,501 with shared voting and investment power; 3,751 shares acquired under the 401(k) Plan as of December 31, 2004; and 45,000 shares that Mr. Brown may acquire under stock options currently exercisable or exercisable within 60 days.

(4) Mr. Caswell terminated his employment with the Company effective February 11, 2005. Includes 3,290 shares with sole voting and investment power; 4,014 with shared voting and investment power; 1,591 shares acquired under the 401(k) Plan as of December 31, 2004; and 10,000 shares that Mr. Caswell may acquire under stock options currently exercisable. 3,167 shares of unvested restricted stock forfeited on February 11, 2005.

(5) Includes 598 shares with sole voting and investment power and 5,521 shares with sole voting and investment power by spouse.

(6) Includes 139,870 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares indirectly owned through Dawson-Martin Partnership of which Mr. Martin is a partner.

(7) Includes 6,501 shares with sole voting and investment power; and 7,338 shares with shared voting and investment power with spouse.

(8) Includes 610 shares with sole voting and investment power and 6,820 shares with shared voting and investment power.

(9) Includes 500 shares with sole voting and investment power; and 1,334 shares that Ms. Stoke may acquire under stock options currently exercisable or exercisable within 60 days.

(10) Includes 632 shares with sole voting and investment power; and 4,250 shares with shared voting and investment power with spouse.

(11) Includes 739,972 shares with sole voting and investment power; 22,509 shares with sole voting and investment power by spouse; and 9,450 shares that Mr. Vance may acquire under stock options currently exercisable.

(12) Includes 22,200 shares with sole voting and investment power; 2,600 shares with shared voting and investment power with spouse; and 225,250 shares that Mr. Vea may acquire under stock options currently exercisable or exercisable within 60 days.

(13) Includes 702 shares with sole voting and investment power and 12,000 shares that Mr. Vieth may acquire under stock options currently exercisable. Also includes 44,144 shares with sole voting and investment power by spouse as trustee. Mr. Vieth disclaims beneficial ownership of such shares.

(14) Includes 5,668 shares with sole voting and investment power; 8,300 shares with shared voting and investment power with spouse; 781 shares acquired under the 401(k) Plan as of December 31, 2004; and 35,000 shares that Mr. Zorn may acquire under stock options currently exercisable or exercisable within 60 days.

(15) Includes 338,034 shares that may be acquired under stock options currently exercisable or exercisable within 60 days.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain of the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act by those required to file have been complied with.

                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation", "Report of the Audit Committee", and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE COMPANY'S 2004 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) HAS BEEN SENT TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT THE COMPANY RESERVES THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO SECRETARY, INTEGRA BANK CORPORATION, 21 S. E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868. THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE ACCESSED THROUGH THE COMPANY'S WEB SITE, HTTP://WWW.INTEGRABANK.COM.

                               BOARD OF DIRECTORS

                                     GENERAL

The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on those matters that require Board approval. It also holds special meetings when an important matter or required Board action arises between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

The Board of Directors currently consists of eleven members. The same persons that serve as directors of the Company also serve as the directors of the Company's principal subsidiary, Integra Bank N.A. (the "Bank"). The Board is classified into three classes serving staggered three-year terms. Directors who reach retirement age during their term in office must retire from the Board at the first annual meeting of shareholders after they reach the age of 70.

During 2004, the Board of Directors held ten meetings. Directors are expected to attend Board meetings and meetings of the committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of the incumbent directors attended at least 90% of the aggregate number of meetings of the Board and committees on which he or she served. Directors are also expected to attend the annual meeting of shareholders. All directors attended the 2004 annual meeting of shareholders.

                        CORPORATE GOVERNANCE DEVELOPMENTS

The Company is committed to monitoring the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing shareholder value over the long term. The Board has established governance policies and structures intended to assist in meeting this commitment and comply with the requirements of the Securities and Exchange Commission and Nasdaq stock market. The Board has adopted Corporate Governance Principles, which are subject to modification from time to time by the Board based upon recommendations from the Nominating and Governance Committee. The current version of our Corporate Governance Principles may be viewed online on the Company's web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section.

During 2004, the Board of Directors held a retreat at which directors focused on strategic issues and corporate governance matters. To assist directors in performing their responsibilities, the Board has conducted a number of training sessions both at the Board retreat and Board meetings. Members of the Board have joined nationally recognized organizations for corporate and bank directors. During 2004, five non-employee directors attended seminars in specialized areas during the year on such topics as audit, compensation philosophies, corporate governance and credit risks.

The non-employee directors regularly hold executive sessions. The purposes of the executive sessions are to develop a consensus on key issues and facilitate a free discussion and evaluation of proposals from management. The non-employee directors may designate one of them to serve as a Presiding Independent Director. The responsibilities of the Presiding Independent Director include (1) chair the executive sessions; (2) serve as the principal liaison between the non-employee directors and senior management; and (3) work with the Chairman of the Board to finalize information flow to the directors, the content of meeting agendas and proposed meeting schedules. Currently, Robert D. Vance serves as Presiding Independent Director. During 2004, the non-employee directors met seven times in executive sessions.

As required by the Corporate Governance Principles, the Board has determined that a substantial majority of the directors meet the enhanced definition of "independent" as defined in the rules for the Nasdaq stock market. Based on the information furnished by the directors, the Board determined that all of the current directors, with the exception of Mr. Vea, meet these standards. All members of the Board's Audit Committee, Compensation Committee and Nominating and Governance Committee are independent directors.

The Corporate Governance Principles provide that directors and executive officers are expected to own specified amounts of the Company's common stock. Directors are expected to own shares with an aggregate value equal to $100,000 within five years of being elected a director. Executive officers are expected to own shares with an aggregate value equal to a specified multiple of base salary, depending upon the management level, to be achieved by the later of the end of 2007 or five years from the date of initial employment.

The Board of Directors has approved a Code of Business Conduct and Ethics that applies to all directors and employees of the Company and the Bank. A copy of this code may be viewed online on the Company's web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section.

The Board has implemented a process by which shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board or any director, should send their communication to Integra Bank Corporation, Board of Directors, c/o Secretary, P.O. Box 868, Evansville, Indiana 47705-0868. The Board has instructed the Secretary to promptly forward all such communications to the addressees.

                                   COMMITTEES

The Board of Directors of the Company has five principal standing committees - Audit, Compensation, Nominating and Governance, Credit and Risk Management, and ALCO and Finance. These are joint committees with the Board of Directors of the Bank. The table below provides the current membership and meeting information for each of the committees of the Board of Directors.

                                                  NOMINATING AND CREDIT AND RISK  ALCO AND
           NAME               AUDIT  COMPENSATION   GOVERNANCE      MANAGEMENT    FINANCE
----------------------------  -----  ------------ -------------- ---------------  --------
Sandra Clark Berry                                                      X
H. Ray Hoops                    X         X           Chair
George D. Martin                                        X             Chair
Thomas W. Miller                          X                             X
Ronald G. Reherman              X
Richard M. Stivers                      Chair           X                             X
Robert W. Swan                Chair                     X
Robert D. Vance*                                        X                          Chair
Michael T. Vea
William E. Vieth                                                        X             X
Daniel T. Wolfe                 X                                       X
Meetings held in fiscal 2004   12         8             8              10            10

* Presiding Independent Director.

AUDIT COMMITTEE

The Audit Committee acts under a written charter which may be viewed online on the Company's web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Audit Committee, which consists solely of "independent" directors as defined in the Nasdaq listing rules, are to assist the Board of Directors in monitoring (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) the independent auditor's qualifications and independence; (3) the performance of the Company's internal audit function; (4) the performance of the independent auditor; and (5) the Company's compliance with legal and regulatory requirements. The Board of Directors has designated Mr. Swan as an "audit committee financial expert." The Report of the Audit Committee appears on page 17 of this Proxy Statement.

COMPENSATION COMMITTEE

The Compensation Committee acts under a written charter, which may be viewed online on the Company's web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Compensation Committee, which consists solely of "independent" directors as defined in the Nasdaq listing rules, are to (1) determine and approve the compensation payable to the Chief Executive Officer, Chief Financial Officer, Executive Vice President - Chief Risk Officer, and the Executive Vice President
- Commercial and Consumer Banking (collectively, the "Principal Officers"); (2) consider the Chief Executive Officer's performance evaluation from the Nominating and Governance Committee in determining the Chief Executive Officer's annual base salary; (3) evaluate the relationship between the performance of the Company, the performance of the Principal Officers, and the Company's compensation policies in determining the Principal Officers' compensation; (4) issue reports in accordance with SEC rules regarding compensation policies; and
(5) approve and administer stock-based, profit-sharing and executive incentive compensation plans. The Report of the Compensation Committee on Executive Compensation appears on page 15 of this Proxy Statement.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee acts under a written charter, which may be viewed online on the Company's web site at http://www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Nominating and Governance Committee, which consists solely of "independent" directors as defined in the Nasdaq listing rules are to (1) assist the Boards by identifying individuals qualified to become Board members and to recommend to the Boards the director nominees for election or appointment; (2) develop and recommend to the Boards Corporate Governance Principles and a Code of Business Conduct and Ethics; (3) evaluate the performance of the Chief Executive Officer and share the results of its evaluation with the Compensation Committee and the Boards; (4) lead the Boards in their annual self-evaluation and performance; (5) recommend members and chairs for each standing committee;
(6) determine and evaluate succession plans for the Chief Executive Officer; and
(7) oversee compliance with key regulatory issues.

The Nominating and Governance Committee, with the active assistance of the Chairman, is responsible for screening and recommending possible nominees for director. The Nominating and Governance Committee has not established minimum qualifications for director nominees; however, the criteria for evaluating all candidates, which are reviewed annually, include such factors as areas of expertise, ownership in the Company, community service, other board experiences and geographic, occupational, gender, race and age diversity. The Nominating and Governance Committee has not paid any third party a fee to assist in the process of identifying or evaluating candidates. The Nominating and Governance Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Governance Committee as a nominee, must comply with the advance notice and eligibility requirements contained in Articles II, Section 9 of the Company's Bylaws, a copy of which is available on request addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868. The Company has not received director candidates put forward by a shareholder or group of shareholders who beneficially own more than 5% of the Company's common stock.

CREDIT AND RISK MANAGEMENT COMMITTEE

The principal functions of the Credit and Risk Management Committee are to (1) review and approve all policies with regard to loan and risk management; (2) make amendments to such policies; and (3) exercise all other powers of the Boards of Directors that may lawfully be delegated to it regarding loans and risk management.

ALCO AND FINANCE COMMITTEE

The principal functions of the ALCO and Finance Committee are to assist the Boards of Directors in fulfilling their oversight responsibilities with regard to (1) asset and liability management; (2) capital and dividend planning; (3) liquidity adequacy; (4) budgeting and forecasting; and (5) contingency planning with respect to the foregoing.

                        NOMINEES AND CONTINUING DIRECTORS

NOMINEES FOR TERMS ENDING IN 2008

GEORGE D. MARTIN: Age 57, director since 1998. Since 1970, Mr. Martin has served as Member, R. R. Dawson Bridge Co., LLC, a bridge construction firm. He also serves as President, R. R. Dawson Realty, Inc., a position he has held since 1973. From 1995 until 2001, Mr. Martin served as Member, Dabney Group LLC.

WILLIAM E. VIETH: Age 63, director since 2002. Mr. Vieth is a Private Investor and retired Chairman of the Board of Integra Bank N.A., a position he held from 2000 to 2001. From 1965 to 1996, he served in various capacities at Citizens National Bank, including President, CNB Bancshares, Inc.; Chairman, Citizens National Bank; and President and CEO, Citizens National Bank.

DANIEL T. WOLFE: Age 46, director since 2002. Since 1980, Mr. Wolfe has served as Vice President, Chief Operating Officer and General Manager of Wolfe's Terre Haute Auto Auction, an automobile auction company. He also serves as President, Chief Operating Officer and General Manager of Wolfe's South Bend Auto Auction; Vice President, Wolfe's Evansville Auto Auction; and President, El Lobo Inc., an automobile dealership.

CONTINUING DIRECTORS - TERMS ENDING IN 2006

SANDRA CLARK BERRY: Age 44, director since 2002. Ms. Berry is a Private Investor. She previously served as a Registered Nurse with Trover Foundation, a position she held from April 2001 until March 2004. Ms. Berry was the Executive Vice President, West Kentucky Bank from January 1999 until January 2001, and Cashier of West Kentucky Bank from January 1997 until December 1998. She served as Director of Webster Bancorp from January 1999 until January 2001, and as Secretary of Webster Bancorp from January 1997 until January 2001.

THOMAS W. MILLER: Age 56, director since 2002. Since 1999, Mr. Miller has served as President and Attorney, Miller, Griffin & Marks, P.S.C., a law firm. He joined the firm in 1974.

RICHARD M. STIVERS: Age 55, director since 2002. Mr. Stivers is Senior Vice President and Chief Financial Officer, Deaconess Health System, Inc., a health care organization. He has held these positions since 1988.

MICHAEL T. VEA: Age 46, director since 1999. Mr. Vea is Chairman of the Board, President and Chief Executive Officer of Integra Bank Corporation and Integra Bank National Association. He has served as Chairman of the Board and Chief Executive Officer of Integra Bank Corporation since August 1999 and was named President of Integra Bank Corporation in January 2000. Mr. Vea previously served as President and Chief Executive Officer, Bank One, Cincinnati, Ohio, a position he held from 1995 until 1999.

CONTINUING DIRECTORS - TERMS ENDING IN 2007

DR. H. RAY HOOPS: Age 65, director since 1996. Dr. Hoops is President of University of Southern Indiana, a position he has held since 1994.

RONALD G. REHERMAN: Age 69, director since 1985. Mr. Reherman is a Private Investor and retired Chairman of the Board, President and Chief Executive Officer of SIGCORP, Inc., a gas and electric public utility holding company, positions he held from 1996 until March 2000. Mr. Reherman also served as Chairman of the Board, Southern Indiana Gas and Electric Company (SIGECO), a public utility from 1997 until March 2000; and President and Chief Executive Officer, SIGECO from 1990 until September 1997.

ROBERT W. SWAN: Age 57, director since 2001. Since 1995, Mr. Swan has served as Senior Partner, Kemper CPA Group LLP, a public accounting firm. He joined the partnership in 1983.

ROBERT D. VANCE: Age 64, director since 1998. Mr. Vance is a Private Investor and retired Interim Chairman of the Board and Interim Chief Executive Officer of the Company, a position he held from February 1999 to September 1999. He also served as Senior Vice President, National City Bancshares, Inc. from August 1998 to February 1999 and Chairman and Chief Executive Officer, Community First Financial, Inc., a bank holding company, from 1987 to August 1998.

                              DIRECTOR COMPENSATION

Non-employee directors are paid an annual retainer of $24,000 - one-half in the form of restricted stock issued under the Company's 2003 Stock Option and Incentive Plan and one-half in cash. On April 22, 2004, non-employee directors were granted 597 shares of restricted stock. The restricted stock will vest in three equal annual installments beginning on April 20, 2005 or if earlier, in full on the date he or she is no longer serving as a director. The cash portion of the annual retainer is paid on a quarterly basis.

Each non-employee director also receives a cash fee of $900 for each meeting of the Board of Directors of the Company attended and $600 for each committee meeting. Directors serving as chairs of committees and the director designated as the Presiding Independent Director receive an additional annual cash retainer of $2,000, payable on a quarterly basis. Directors and committee chairs who are employees receive no separate compensation for Board service.

Non-employee directors who attend seminars or other training sessions are approved in advance by the Chairman of the Board are paid an additional fee of $900 for each full day spent in training and reimbursement for travel and other expenses incurred. The Company provides and/or reimburses directors for accommodations, travel or meals in connection with attending corporate, board or other authorized functions. This includes Board of Directors meetings, committee meetings, and Board retreats. Directors are also reimbursed for travel expenses in associated with attending Board and Committee meetings.

Directors are expected to own shares with an aggregate value equal to $100,000 within five years of being elected a director.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's Chief Executive Officer and the four most highly compensated Executive Officers based on salary and bonus for 2004 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                    -------------------------------------- -------------------------------
                                                                                   AWARDS          PAYOUTS
        `                                                                  -------------------------------
                                                                           RESTRICTED  SECURITIES
                                                              OTHER ANNUAL   STOCK     UNDERLYING   LTIP     ALL OTHER
             NAME AND                      SALARY     BONUS   COMPENSATION   AWARDS    OPTIONS     PAYOUTS  COMPENSATION
        PRINCIPAL POSITION          YEAR    ($)      ($) (4)       ($)       ($) (6)       (#)       ($)       ($) (8)
---------------------------------   ----  ---------- -------  ------------ ----------  ----------  -------  ------------
Michael T. Vea                      2004  420,577(2) 173,502         0      133,079(7)    45,226      0        8,900
     Chairman of the Board,         2003  399,615    192,331         0      109,794       69,968      0        8,120
     President and                  2002  373,615          0         0            0       30,000      0       16,862
     Chief Executive Officer
Archie M. Brown                     2004  253,777(2)  77,413         0       43,581(7)    14,732      0        8,665
     Executive Vice-President       2003  237,308     89,372    39,486       25,776       16,432      0        8,120
     Commercial and                 2002  215,950     82,250    32,012            0       15,000      0        8,000
     Consumer Banking
Charles A. Caswell (1)              2004  243,203(2)  73,137         0       43,581(7)    14,732      0        9,514
     Executive Vice-President,      2003  228,654     90,258    27,346       25,776       26,432      0        8,720
     Chief Financial Officer        2002   34,607          0    25,000            0       10,000      0            0
Sheila A. Stoke
     Senior Vice President,         2004  105,892(2)  35,000         0       10,065(7)     5,000      0        5,952
     Controller and                 2003   81,154(3)  27,500    18,386(5)         0        5,000      0          495
     Principal Accounting Officer   2002        0          0         0            0            0      0            0
Martin M. Zorn                      2004  243,203(2)  71,893         0       43,581(7)    14,732      0        8,736
     Executive Vice-President,      2003  227,308     93,220         0       25,776       16,432      0        8,120
     Chief Risk Officer and         2002  208,675     67,500         0            0       15,000      0        8,000
     Secretary

(1) Mr. Caswell terminated his employment with the Company effective February 11, 2005.

(2) 2004 salary compensation included 27 pay periods compared to 26 pay periods in 2003.

(3) Represents salary for partial year from February 28, 2004, when Ms. Stoke joined the Company.

(4) The amounts shown for Mr. Vea, Mr. Brown, Mr. Caswell and Mr. Zorn are pursuant to the Company's 2003 Executive Annual and Long-Term Incentive Plan.

(5)   Amount includes $10,000 signing bonus; and relocation expenses of $8,386.

(6) The value of the restricted stock included in this column is determined by multiplying the closing market price of the common stock on the respective dates of grant of the awards by the number of shares awarded. The named executive officers held shares of restricted stock as of December 31, 2004, with market values as of that date (calculated by multiplying the closing market price of the common stock on that date by the total number of restricted shares held by each officer) as follows: Mr. Vea, 13,013 shares valued at $300,730; Mr. Brown, 3,668 shares valued at $84,767; Mr. Caswell, 3,668 shares valued at $84,767; Ms. Stoke, 500 shares valued at $11,555; and Mr. Zorn, 3,668 shares valued at $84,767. Dividends are paid on vested and unvested restricted stock at the same rate as other outstanding shares of the Company's common stock.

(7) Mr. Vea was granted 6,611 shares of restricted stock on May 19, 2004. Each of Messrs. Brown, Caswell, and Zorn was granted 2,165 shares of restricted stock on May 19, 2004. Ms. Stoke was granted 500 shares of restricted stock on May 19, 2004. The restricted stock awards vest in equal thirds on each anniversary of the date of issue or upon termination due to death, disability or a "change in control" of the Company. Mr. Caswell's unvested restricted stock was forfeited on February 11, 2005.

(8)   For the year ended December 31, 2004, all other compensation consists of
      (i) Company matching contributions to the Company's Employees 401(k) Plan in the following amounts: Mr. Vea, $8,200; Mr. Brown, $8,200; Mr. Caswell, $8,200; Ms. Stoke, $5,335; and Mr. Zorn, $8,200 and (ii) the amount paid by the Company for term life insurance in the following amounts: Mr. Vea, $700; Mr. Brown, $465; Mr. Caswell, $1,314; Ms. Stoke, $617; and Mr. Zorn, $536. For the year ended December 31, 2003, all other compensation for Ms. Stoke consisted of the amount paid by the Company for term life insurance.

                            2004 STOCK OPTION GRANTS

The following table sets forth information on the stock options granted to the Named Executive Officers during 2004.

                                Individual Grants

                     Number of   % of Total
                     Securities   Options
                     Underlying  Granted to    Exercise
                      Options     Employees      Price      Expiration   Grant Date
      Name          Granted (1)   in 2004    ($ Per Share)     Date     Value ($)(2)
------------------  -----------  ----------  -------------  ----------  ------------
Michael T. Vea         45,226      14.8%         20.42       05/19/14     265,929
Charles A. Caswell     14,732       4.8%         20.42       05/19/14      86,624
Archie M. Brown        14,732       4.8%         20.42       05/19/14      86,624
Sheila A. Stoke         5,000       1.6%         20.42       05/19/14      29,400
Martin M. Zorn         14,732       4.8%         20.42       05/19/14      86,624

(1)   The options vest on the second anniversary of the grant date.

(2) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the grant date value during 2004 were as follows:

      (a) Expected Volatility - A stock price volatility of 33.15% was used in the calculation of the option grants expiring May 19, 2014.

      (b) Risk Free Rate - A risk-free interest rate of 3.98% was used in the calculation of the option grants expiring May 19, 2014.

      (c) Dividend Yield - A dividend yield of 3.13% was used in the calculation of the option grants expiring May 19, 2014.

      (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant was 10 years, and the assumed life was 7 years for options expiring May 19, 2014.

                 2004 STOCK OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year-end.

                                                        Number of             Value of Unexercised
                                                 Underlying Unexercised      "in-the-money" Options
                    Shares Acquired   Value        Options at 12/31/04           at 12/31/04 (1)
                      on Exercise    Realized             (#)                         ($)
      Name                (#)          ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
------------------  ---------------  --------  -----------  -------------  -----------  -------------
Michael T. Vea             0            0        215,250       125,194       133,500       583,362
Archie M. Brown            0            0         40,000        36,164        34,200       157,129
Charles A. Caswell         0            0         10,000        41,164        66,167       205,862
Sheila A. Stoke            0            0            667         9,333         4,522        36,378
Martin M. Zorn             0            0         30,000        36,164        41,940       157,129

(1) Value is calculated based on the closing market price of the common stock on December 31, 2004 ($23.11), less the applicable option exercise price.

                        LONG-TERM INCENTIVE PLAN BENEFITS

The table below provides certain information relating to the deferred cash benefits granted to the Named Executive Officers who are participants in the Company's Executive Annual and Long-Term Incentive Plan during the year ended December 31, 2004. Each year forty percent (40%) of the annual cash award, if any, earned under the plan is mandatorily deferred until after December 31, 2006. The deferred cash award is payable to the recipient at the end of the performance period in the event certain long-term financial performance goals are met.

                    Performance
                      or Other    Estimated Future Payouts Under
                    Period Until  Non-Stock Price Based Plans (1)
                                  -------------------------------
                     Maturation   Threshold   Target     Maximum
                     or Payout    ($ or #)   ($ or #)    ($ or #)
                    ------------  ---------  ---------  ---------
Michael T. Vea         2 years      $   0    $ 133,018  $ 231,336
Archie M. Brown        2 years          0       59,350    103,218
Charles A. Caswell     2 years          0            0          0
Martin M. Zorn         2 years          0       55,117     95,856

(1) The threshold, target and maximum payments are based on the Company's earnings per share percentile ranking as compared to the Board's designated peer group at the end of 2005 and 2006. No payout is to be made if the Company's earnings per share ranks below the threshold rankings at the end of the performance periods. The cash benefit deferred in 2004 for each of Messrs. Vea, Brown, and Zorn was $115,668, $51,609, and $47,928, respectively.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table gives information concerning the number of shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004.

                                   A                           B                            C
Plan category                      Number of securities to be  Weighted-average exercise    Number of securities
                                   issued upon exercise of     price of  outstanding        remaining available for
                                   outstanding options,        options, warrants and        future issuance under
                                   warrants and rights (1)     rights (1)                   equity compensation
                                                                                            plans (excluding
                                                                                            securities reflected in
                                                                                            column A) (1)
                                   (#)                         ($)                          (#)

Equity compensation plans          1,227,652                   21.10                        588,743
approved by security holders (2)

Equity compensation plans not
approved by security holders          31,500 (3)               25.83 (3)                    0
Total                              1,259,152                   21.22                        588,743

(1)   Adjusted to give effect to stock dividends.

(2) Consists of the 1999 Stock Option and Incentive Plan and the 2003 Stock Option and Incentive Plan.

(3) Represents non-qualified options granted to Mr. Vea in 1999 under his Contract of Employment.

                              EMPLOYMENT AGREEMENTS

MR. VEA'S CONTRACT OF EMPLOYMENT

Michael T. Vea is serving as Chief Executive Officer of the Company pursuant to a Contract of Employment dated August 23, 1999. The contract has a three year "evergreen" term that expires December 31, 2008; however, the term automatically extends each year for an additional year unless either party elects to not further extend the term by providing written notice by March 15, 2006. The contract provides for a minimum annual base salary, which is subject to annual review by the Compensation Committee. The base salary may be increased based upon performance criteria (but not decreased below $350,000, except for across-the-board salary reductions similarly affecting all employees of the Company whose job positions and responsibilities are substantially the same as Mr. Vea). Mr. Vea's current annual base salary is $405,000.

The contract provides for a lump-sum severance payment if Mr. Vea's employment is terminated under certain circumstances by the Company or by Mr. Vea. The amount of the payment would be equal to the unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a "change in control" of the Company (as defined in the contract), in which case the severance payment would be based upon his base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board has previously approved the events consisting of the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control of the Company has occurred.

EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS

Both of the executive vice presidents of the Company are parties to an employment agreement. The agreements have terms ending June 30, 2006; however, the term is automatically extended for successive terms of one year each unless either party elects not to further extend the term by providing written notice at least sixty days prior to the scheduled expiration. The agreements provide for minimum annual base salaries, which are reviewed annually by the Compensation Committee. The current annual base salaries of these officers are:
Archie M. Brown - $246,000, and Martin M. Zorn - $235,750. Both of these officers also participates in the Company's other compensation plans.

The agreements provide for a lump sum severance payment equal to one times the base salary then in effect if the Company terminates the officer's employment without cause and in the absence of "change in control" or if the officer terminates employment because of a material breach by the Company. If the executive officer's employment is terminated within six months before or two years after a "change in control" for any reason other than death, disability or cause, or if the officer terminates his employment for good reason six months before or within two years after a change in control, then the officer is entitled to receive a lump sum severance payment equal to the greater of (1) an amount that when added to all other accelerated payments or benefits would be equal to 2.9 times the "base amount" as defined in section 280G of the Code or
(2) 2.9 times the base amount minus any excise taxes payable by the executive as an "excess parachute payment."

The agreements contain restrictive covenants for the benefit of the Company that prohibit the officer from: (1) working in a similar capacity for a competitive enterprise for two years from the date of termination of employment (one year in the event that the employment is terminated without cause) within any county in which the Company or its subsidiaries have an office or a branch; (2) soliciting or interfering with the Company's customers; and (3) soliciting or hiring the Company's employees.

                            OTHER COMPENSATION PLANS

2003 STOCK OPTION AND INCENTIVE PLAN

The Company's 2003 Stock Option and Incentive Plan reserves a total of 1,000,000 shares of common stock that may be issued in awards in the form of stock options, restricted shares, performance shares and performance units. No more than 300,000 of the shares reserved for issuance under the plan may be issued in the form of restricted shares, performance shares or performance units. As of February 28, 2005, 628,574 shares of common stock were available for issuance under the plan. The total number of shares which may be granted to any participant during any calendar year under all forms of awards may not exceed 200,000 shares. The Compensation Committee of the Board of Directors has broad discretion to determine the form and amounts of awards and to administer and interpret the plan.

2003 EXECUTIVE ANNUAL AND LONG-TERM INCENTIVE PLAN

Under the 2003 Executive Annual and Long-Term Incentive Plan, Messrs. Vea, Brown, Caswell, and Zorn are awarded annual bonus compensation upon the attainment of certain objective performance targets. Mr. Caswell's 2004 annual bonus is subject to compliance with the terms of his employment agreement. The target annual bonuses (as a percentage of base salary) are equal to 60% for Mr. Vea and 45% for the other executive officers. The maximum annual bonuses for Mr. Vea and the other executive officers are 100% and 80%, respectively. No bonus is paid if the minimum threshold award levels are not achieved. Annual bonuses are based on growth of earnings per share, credit quality and certain strategic drivers (collectively, the "Annual Objectives"). The strategic drivers are based on the Company's strategic plan and relate to each executive's job responsibilities. Each of these executive officers has three to five strategic drivers as award criteria. The performance measures are weighted 33% for EPS growth, 33% for credit quality and 34% for strategic drivers. The Compensation Committee approves the Annual Objectives and related thresholds for the minimum, target and maximum award levels at the beginning of each year. In the event an annual bonus is earned, sixty percent (60%) is paid in cash and the remaining forty percent (40%) is deferred for payment until after December 31, 2006. The payment of the deferred bonus amount is contingent upon the Company achieving long-term goals relating to EPS growth, credit quality and certain other factors determined by the Compensation Committee. The executive officers will be paid in cash a lump sum amount equal to 115% of their aggregate deferred bonus amount if the long-term target thresholds are met and 200% if the long-term maximum thresholds are met. No payment is to be made if the long-term target thresholds are not achieved. Furthermore, no interest is paid on any deferred bonus amounts. Ms. Stoke is not a participant in the plan.

401(k) PLAN

The Company maintains the Integra Bank Corporation Employees 401(k) Plan (the "401(k) Plan") for substantially all full-time and part-time employees. Employees may voluntarily contribute to the plan. The Company matches employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. The Company may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors. There was no profit sharing contribution made for 2004.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PHILOSOPHY

The Compensation Committee of the Board of Directors currently consists of the non-employee directors named below. The Committee believes that the Company's compensation policies should meet the following objectives:

- support a pay-for-performance policy that rewards executive officers for coordinated and sustained results that enhance the Company's performance and maximize the value of the Company to its shareholders; and

- provide incentive compensation opportunities which are competitive with comparable peer banks, allowing the Company to attract and retain the highly skilled management personnel necessary to insure its long-term success.

These objectives are implemented in an executive compensation program which includes competitive base salaries and fringe benefits, cash bonuses tied to performance and stock-based compensation. These components of total compensation are integrated to provide overall compensation that is based on competitive practices relative to both the level and the design of executive compensation in comparable peer banks. Decisions regarding any single component of compensation take into account the impact of proposed changes on the competitive position of total compensation.

BASE SALARIES

The Committee reviews and approves salaries for the Chief Executive Officer and the other Principal Officers of the Company on an annual basis. The Committee considers the recommendations of and relies on information provided by Clark Consulting, a compensation consultant experienced in advising financial institutions. The information considered generally includes data derived from reports of public bank holding companies and national compensation surveys. In addition, the Chief Executive Officer provides input on the salaries of the other Principal Officers. In 2004, the Compensation Committee reviewed market compensation data, and analyzed each officer's performance during the prior year and the Company's performance and considered the executive's expected future performance. The Compensation Committee approved 2.5% increases in base salaries for the principal officers, other than the Chief Executive Officer. The Chief Executive Officer's base salary is discussed below under Compensation of CEO. In approving salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

CASH INCENTIVE COMPENSATION

The Company provides certain Principal Officers with an opportunity to receive a cash bonus for achievement of objective performance targets by means of the Company's 2003 Executive Annual and Long-Term Incentive Plan

(the "2003 Cash Incentive Plan"). The 2003 Cash Incentive Plan is summarized above under "Other Compensation Plans".

During 2004, the Chief Executive Officer and three other Principal Officers participated in the 2003 Cash Incentive Plan. As the Annual Objectives were achieved, sixty percent (60%) of the annual bonus for the 2004 plan year was paid and the remaining forty percent (40%) was deferred to 2006 and is contingent on achieving long-term goals. Mr. Caswell forfeited the deferred portion of his 2004 bonus and the other deferred amounts subject to the plan upon his resignation. The bonuses were based strictly on the criteria and calculation methods specified in the 2003 Cash Incentive Plan, and the Committee did not make any discretionary adjustments.

STOCK-BASED COMPENSATION

The Committee believes that equity awards motivate executives and other employees to create long-term growth in shareholder value. Periodic equity awards also provide an incentive that focuses the executives' attention on managing the business as owners of the Company and assist executive officers in meeting minimum stock ownership guidelines. Executive officers are expected to own shares having an aggregate fair market value equal to a specified multiple of base salary, depending upon the management level, to be achieved by the later of the end of 2007 or five years from the date of initial employment.

Pursuant to the Company's 2003 Stock Option and Incentive Plan, options, restricted stock, and other forms of equity are granted at the discretion of the Committee, based on an evaluation that takes into account performance criteria and goals similar to those used to determine annual cash incentives. The number of shares covered by such grants is determined based upon assessment of the individual's performance. In making awards, the Committee considers the recommendation of and relies on information provided by Clark Consulting. In addition, the Committee considers the recommendation of the Chief Executive Officer in determining awards to the other executive officers and employees.

During 2004, as described below, the Committee granted an award of options and restricted stock to Mr. Vea. The Committee also granted options to purchase an aggregate of 49,196 shares to the other Named Executive Officers and options to purchase an aggregate of 210,350 shares were granted to other employees. The options granted vest in full after two years.

During 2004, the Committee also granted awards of 2,165 shares of restricted stock to Messrs. Brown, Caswell, and Zorn and 500 shares of restricted stock to Ms. Stoke. The restricted stock awards become non-forfeitable in equal installments over three years. Mr. Caswell's restricted stock was forfeited upon his resignation.

COMPENSATION OF CEO

Michael T. Vea serves as the Company's Chief Executive Officer. Mr. Vea's current base salary of $405,000 was originally set in 2003 and was not adjusted during 2004. The amount shown in the Summary Compensation Table for 2004 compensation reflected 27 pay period in the year as compared to 26 pay periods in 2003.

In reviewing Mr. Vea's compensation during 2004, the Committee considered the annual financial results of the Company, salaries paid to Chief Executive Officers of comparable peer banks, and an evaluation of his performance. Mr. Vea earned an award of $289,170 under the 2003 Cash Incentive Plan. Mr. Vea received sixty percent of that amount ($173,502) in 2004, and the remaining forty percent of the award is deferred to 2006, contingent on the achievement of long-term goals. The Committee also awarded Mr. Vea options to purchase 45,226 shares of the Company's stock (which vest in full after two years) and 6,611 shares of restricted stock (which become non-forfeitable in equal installments over three years).

SECTION 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives of public companies in excess of $1 million in any year unless the compensation qualifies as performance-based compensation. Historically, the compensation paid to the Company's executive officers would not have been affected by Section 162(m). None of the compensation paid to executive officers of the Company for 2004 is nondeductible. The Committee will consider the possible impact of Section 162(m) on future compensation decisions and will endeavor, where possible, to make compensation awards which qualify as performance-based compensation.

Submitted by the Compensation Committee:

Richard M. Stivers, Chair; Dr. H. Ray Hoops; and Thomas W. Miller.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                              AUDIT-RELATED MATTERS

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the Company's system of internal controls, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal and independent auditors and the Company's compliance with legal and regulatory requirements. We have the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company's independent registered public accounting firm. The Committee has four independent directors and operates under a written charter adopted by the Board. The Board has determined that each Committee member is independent under the standards of director independence established under our Corporate Governance Principles and the Nasdaq listing requirements and is also "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company's internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management's report on the Company's internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held twelve meetings during fiscal 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PWC").

We discussed with the Company's internal auditors and PWC the overall scope and plans for their respective audits. We met with the internal auditors and PWC, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management, the internal auditors and PWC. We reviewed and discussed with management, the internal auditors and PWC management's annual report on the Company's internal control over financial reporting and PWC's attestation report. We also discussed with management, internal auditors and PWC the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the Securities and Exchange Commission and the processes used to support management's annual report on the Company's internal controls over financial reporting.

We also discussed with PWC matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

PWC also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with PWC their independence from the Company. When considering PWC's independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management's report on internal control over financial reporting were compatible with maintaining their independence. We also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, PWC. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K. We have also selected PWC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005 and are presenting the selection to the shareholders for ratification.

Submitted by the Audit Committee: Robert W. Swan; Chair; H. Ray Hoops; Ronald G. Reherman; and Daniel T. Wolfe.

                         PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by PWC, our principal accounting firm, for the years ended December 31, 2004 and December 31, 2003:

   FEE CATEGORY           2004 FEES            2003 FEES
------------------    -----------------    -----------------
Audit Fees            $         717,566    $         361,500
Audit-Related Fees                    0                    0
Tax Fees                         84,063               61,965
All Other Fees                   21,410               60,851
                      -----------------    -----------------
Total  Fees           $         823,039    $         484,316
                      =================    =================

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees".

Tax Fees. Consists of fees billed for professional services for federal and state tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for review of information and other authorized and approved services other than the services reported above.

                      PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the company by PWC prior to commencement of services. Mr. Swan, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee approved the engagement of PWC as the Company's independent registered public accounting firm for 2004 prior to the time PWC commenced providing those services. The Company has adopted pre-approval policies which require the Audit Committee or its designee, Mr. Swan, to pre-approve proposed services from PWC. The Audit Committee may approve certain specific categories of services within a specific range of fees up to twelve months in advance. Any proposed services not included within the specific categories of pre-approval services or exceeding pre-approved cost levels or budgeted amounts require separate pre-approval by the Audit Committee.

                          COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return over the years 1999 through 2004 among the Company (IBNK); broad-based industry peer group index (NASDAQ Composite); midwest bank index (SNL Midwest Bank Index); and the Nasdaq Bank Stocks (NASDAQ Bank Index). It assumes that $100 was invested December 31, 1999, and all dividends were reinvested. The shareholder return shown on the graph is not necessarily indicative of future performance.

                     [TOTAL RETURN PERFORMANCE LINE GRAPH]

                                                    PERIOD ENDING
                           ---------------------------------------------------------------
         INDEX             12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
------------------------   --------   --------   --------   --------   --------   --------
Integra Bank Corporation    100.00     105.89      90.12      80.73     104.81     113.66
NASDAQ Composite            100.00      60.82      48.16      33.11      49.93      54.49
SNL Midwest Bank Index      100.00     121.10     123.76     119.39     152.82     172.44
NASDAQ Bank Index*          100.00     114.23     123.68     126.65     162.92     186.45

The NASDAQ Composite Index was previously called NASDAQ-US.

----------
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Used with permission. All rights reserved. crsp.com.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Company and its subsidiaries and their affiliates have transactions with the Company's subsidiaries. These transactions consist of extensions of credit made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

                 PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING

                     PROPOSAL 1: ELECTION OF THREE DIRECTORS

Three directors are to be elected at the meeting for a three-year term ending at the 2008 Annual Meeting. George D. Martin, William E. Vieth and Daniel T. Wolfe, who are presently directors of the Company, have been nominated by the Board of Directors based on the recommendation of the Nominating and Governance Committee for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should the nominees be unable to serve, the proxy will be voted for such persons as shall be designated by the Board of Directors.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE THREE NOMINEES FOR DIRECTOR.

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
  ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP, ("PWC") as independent registered public accounting firm for the Company for 2005. While it is not required to do so, the Board of Directors is submitting the selection of PWC for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of PWC will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
                OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2006 annual meeting of shareholders is November 24, 2005. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and Article III,
Section 8 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Secretary, Integra Bank Corporation, 21 S. E. Third Street, P. O. Box 868, Evansville, Indiana 47705-0868.

[INTEGRA BANK. CORPORATION LOGO]

21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868
                                                            __________
      (Name and address computer-printed here               __________
      for window of envelope)                             CONTROL NUMBER

             VOTE BY INTERNET                               VOTE BY TELEPHONE                            VOTE BY MAIL
     HTTPS://WWW.PROXYVOTENOW.COM/IBNK                      1-866-242-2789
HAVE THIS FORM AVAILABLE when you visit       Call toll-free on a touch-tone phone, 24   Unless you have voted by Internet or by
the secure voting site and follow the simple  hours a day, seven days a week. HAVE THIS  telephone, mark, sign and date your proxy
instructions. You may elect to receive an e-  FORM AVAILABLE when you call and follow    card and return it in the postage-paid
mail confirmation of your vote.               the simple instructions.                   envelope provided. Or return it to Integra
                                                                                         Bank Corporation, Trust Services, P.O. Box
                                                                                         868, Evansville, Indiana 47705-0868.

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR
                           SHARES IN THE SAME MANNER
       AS IF YOU HAD MARKED, SIGNED, DATED AND RETURNED YOUR PROXY CARD.
 YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EDT ON APRIL 19, 2005, TO
                        BE INCLUDED IN THE FINAL TALLY.

Detach here                                                          Detach here
--------------------------------------------------------------------------------

                            INTEGRA BANK CORPORATION
                                                                     ________
      [X]   Mark boxes below in this manner.                         ________

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS:           [ ]  FOR all nominees           [ ]  WITHHOLD
    (CLASS I term to expire 2008)         listed below (except as         AUTHORITY
                                          marked to the                   to vote for all
                                          contrary below)                 nominees listed below

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

         01) George D. Martin 02) William E. Vieth 03) Daniel T. Wolfe

2.  To approve the appointment of        [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN
    PricewaterhouseCoopers LLP as
    the Corporation's independent
    registered public accounting firm.

Please mark here if you plan to attend the Annual Meeting of Shareholders on April 20, 2005. [ ]

____________________________________________________    _________________________________    ___________, 2005
                    Signature                              Signature, if held jointly           Date
Please sign exactly as name appears hereon. Joint
owners should both sign. Trustee, corporate officers
and others signing in a representative capacity                        ______________________________
should indicate the capacity in which they sign.                          Daytime Telephone Number

                 THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.
        DO NOT RETURN CARD IF YOU HAVE VOTED BY INTERNET OR BY TELEPHONE.

[INTEGRA BANK. CORPORATION LOGO]          DIRECTIONS TO THE CENTRE IN EVANSVILLE
                                          [MAP]
            Free parking is available in parking lot at Ninth and Locust Streets

INTEGRA BANK CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, April 20, 2005

The Centre, 715 Locust Street, Evansville, Indiana
Ballroom B,C,D

8:30 a.m. CDT - Continental Breakfast
9:30 a.m. CDT - Shareholders' Meeting

                             YOUR VOTE IS IMPORTANT.

     DO NOT RETURN THIS CARD IF YOU HAVE VOTED BY TELEPHONE OR BY INTERNET.

Detach here                                                          Detach here
--------------------------------------------------------------------------------

                            INTEGRA BANK CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin M. Zorn and Archie M. Brown, Jr., Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as below, all the shares of Common Stock of Integra Bank Corporation held of record by the undersigned on February 22, 2005, at the Annual Meeting of Shareholders to be held on April 20, 2005, or any adjournment thereof.

UNLESS YOU VOTE BY TELEPHONE OR BY INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ALL FORMER PROXIES ARE HEREBY REVOKED.

  UNLESS YOU HAVE VOTED BY TELEPHONE OR BY INTERNET, PLEASE MARK YOUR PROXY ON THE REVERSE SIDE, SIGN IT AND DATE IT, AND RETURN IT PROMPTLY IN THE ENVELOPE
                                   PROVIDED.

If you agree to access the Annual Report and Proxy Statement electronically in the future, please mark this box. [ ]

Comments:

________________________________________________________________________________

________________________________________________________________________________